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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

            Date of report (Date of earliest reported): April 15, 2003

                            Anscott Industries, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Florida
                 (State or Other Jurisdiction of Incorporation)

                    0-26513                      86-0000714
            (Commission File Number)(IRS Employer Identification No.)

                    26 Haynes Drive, Wayne, New Jersey 07470
               (Address of Principal Executive Offices)(Zip Code)

                                  (973)696-7575
              (Registrant's Telephone Number, Including Area Code)


                                 Liquidix, Inc.
                            16648 E. Laser Drive, #9
                          Fountain Hills, Arizona 85268
          (Former Name or Former Address, if Changed Since Last Report)



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                    INFORMATION TO BE INCLUDED IN THE REPORT

                    ITEM 1. CHANGES IN CONTROL OF REGISTRANT

On April 15, 2003 (the "Effective Date"), pursuant to a Stock Purchase Agreement and Share Exchange between Liquidix, Inc., a Florida corporation with its principal place of business located at 16458 E. Laser Drive, Suite 9, Fountain Hills, Arizona 85268 ("Liquidix"); the principal shareholders of Liquidix ("Liquidix Shareholders"); AFS Seals, Inc. an Arizona corporation with its principal place of business located at 16458 E. Laser Drive, Suite 9, Fountain Hills, Arizona 85268 ("AFS") ; Anscott Industries, Inc., a New Jersey corporation with its principal place of business at 26 Haynes Drive, Wayne, New Jersey 07470 ("Anscott") and the shareholders of Anscott, Liquidix acquired all of the shares of Anscott from the Anscott shareholders in consideration for the issuance of a total of 45,000,000 shares of Liquidix to the Anscott shareholders and the transfer of all of the current assets and liabilities of Liquidix to AFS. Pursuant to the Agreement, Anscott became a wholly owned subsidiary of the Company and Liquidix filed articles of amendment in the state of Florida changing its name to Anscott Industries, Inc.

Pursuant to the terms of the Agreement, Perry Barker, Jenelle Ray, Douglas Brooks and Harold Davis resigned as the directors of the Company and Jack Belluscio was appointed as the sole member of the Board of Directors. In addition, Mr. Barker as President, Ms. Ray resigned as Vice President, Secretary and Treasurer and Mr. Brooks resigned as Technical Vice President of the Company and Jack Belluscio was named as President, Chief Financial Officer, Chief Executive Officer and Steven Hoh was named as Secretary of the Company.

The Acquisition was approved by the unanimous consent of the Board of Directors of the Company and Anscott on April15, 2003.

The following table sets forth information regarding the beneficial ownership of the shares of the Common Stock (the only class of shares previously issued by the Company) at April 15, 2003, by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding shares of Common Stock, (ii) each director of the Company, (iii) the executive officers of the Company, and (iv) by all directors and executive officers of the Company as a group, prior to and upon completion of this Offering. Each person named in the table, has sole voting and investment power with respect to all shares shown as beneficially owned by such person and can be contacted at the address of the Company.

                 NAME OF              SHARES OF
TITLE OF CLASS   BENEFICIAL OWNER     COMMON STOCK     PERCENT OF CLASS

5% STOCKHOLDERS

Common           Jack Belluscio       44,000,000 (1)   96.31%


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DIRECTORS AND NAMED EXECUTIVE
OFFICERS

Common           Jack Belluscio       44,000,000 (1)   96.31%

DIRECTORS AND                         44,000,000 (1)   96.31%
OFFICERS AS A
GROUP

(1) the 45,000,000 shares issued to the Anscott Industries, Inc. pursuant to the Agreement, including the 44,000,000 to Jack Belluscio, are being held in escrow until, Perry Barker, the former President of the Company, is satisfied that the Company is receding forward with its business plan and the Company has undertake the filing of all necessary documents with the Securities and Exchange in a timely manner, including the 8K with audited financial statements. The
          Company has acknowledged that it is in receipt of a satisfactory business plan and the shares will be released upon timely filing of the 8K with audited financial statements and acceptance by Mr. Barker that the Company is proceeding with its business plan.

The  following is a  biographical  summary of the  directors and officers of the
Company:

Jack Belluscio has been the President, Chief Executive Officer, Chief Financial Officer and Secretary of the Company since April 15, 2003. He has been employed as the Chief financial Officer of our subsidiary, Anscott Industries, Inc., since 2000. From 1995 to 2000 Mr. Belluscio was employed by Global Technologies, El Segundo, Ca. as its President. From 1990 to 1995 he was President of Caled Chemical, Wayne, NJ. From 1987 to 1990 Mr. Belluscio was employed by Western Union, Upper Saddle River, NJ. From 1983 - 1987 he was employed by Citibank, New York, NY. Mr. Belluscio has an MBA with a concentration in finance and economics. He has held positions on the Board of Directors of the Textile Care Association and New York Military Academy.

The following is a biographical summary of the Company's key employees:

Bill Cosnotti - Since 1997 Mr. Cosnotti has been employed by Caled Chemical, one of the subdivision of our subsidiary Anscott Industries, Inc. as the division President. From 1992 to 1997 he was the President of Liberty Computer and Tag Systems, New York, NY which is the nation's largest inventory control system. From 1972 to 1992 he was employed as the Executive Vice President of Laidlaw Corporation, Phoenix, AZ who is the countries second largest wire hanger manufacturer. In addition, he has held positions on the Board of Directors of Anscott Chemical, Liberty Computer and Tag Systems and Textile Allied Care Trade Association.

George Guzzardo - Since 1980 Mr. Guzzardo has been employed by Caled Chemical as a chemist, product developer and field manager. Currently Mr. Guzzardo holds the position of VP of Marketing and Sales, he manages the companies national technical service force that maintain the companies 7,000+ end-users, 800 distributor sales personnel and 150 warehouses supplying the companies specialty chemicals and filters.


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Bob Verdicchio,  PhD - Has been Anscott's lead research  chemist since 1996, Mr.
Verdicchio currently hold the position of Chief Technology Officer of our subsidiary, Anscott Industries, Inc. From 1971 to 1996 he was employed by Johnson & Johnson as a lead patent chemist for new developments. He has held several positions as committee chairman for the research and development of new products. In addition, he has been a group leader for health and environmental impact of future product offering.

Steven Hoh - Mr. Hoh has been the Vice President of Operations of our subsidiary, Anscott Industries, Inc. since 1980. He has held several positions within Anscott Industries, Inc. and currently is responsible for manufacturing personnel coordination of materials throughout the company's worldwide distribution network.

Edward Fulton - Mr. Fulton has been the Vice President of Engineering for a subsidiary of, Anscott Industries, Inc. since 1995. From 1979 to 1995 he was employed by HyPur Filtration Company, Wayne NJ as a manufacturing engineering. From 1969 to 1979 Mr. Fulton was the Vice President of Manufacturing for the AC/Delco filter Division of General Motors.


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Pursuant to the Acquisition Agreement, the Company acquired one hundred percent (100%) of the issued and outstanding shares of common stock of Anscott Industries, Inc. for the issuance of 45,000,000 shares of $0.0001 par value common stock of the Company. Pursuant to the Agreement, Anscott Industries, Inc. became a wholly owned subsidiary of the Company.

Prior to entering into this Agreement, the Company was principally engaged in developing, manufacturing and marketing products based on or derived from its ferrofluid technology. Ferrofluids are stable magnetic liquids that can be precisely positioned or controlled with a magnetic force. Ferrofluids consist of molecular-sized magnetic particles that are surface treated so that they can be dispersed in various fluids, usually a synthetic lubricating oil. Ferrofluids are designed to have a choice of properties such as viscosity, magnetic strength and vapor pressures to perform numerous specific functions such as sealing, sensing, lubricating, damping and heat transfer. the Company sold its industrial products to the semiconductor industry, the vacuum industry and original equipment manufacturers. Pursuant to the terms fo the Agreement, the Company spun off all of its assets to AFS Seals, Inc.

Based on the Agreement and spin off of our assets, we have adopted a new business plan. Through Anscott Industries, Inc., our wholly owned subsidiary, our principal activity is to manufacture and sell specialty chemicals, cleaning agents, odor eliminators, repellents, treatments, purification and decontamination processes for the commercial laundry and cleaning industries. The Company's business is conducted through three segments: Chemical & Additive technology for cleaning and coatings of textiles; Filtration & Equipment that extends the life traditional cleaning chemicals through a recycling process; Commercialization venture leveraging aerospace technology and distribution in order to move from laboratory to commercial products quickly, extending the company's knowledge to deliver solutions to protect people, property and the


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environment.  The  Company has its  operations  in New  Jersey,  California  and
Quebec. The Company sells to over 300 distributors and 7,000 end-users worldwide. Chemicals & Additives products accounted for 78% of 2002 revenues; Filtration & Equipment, 20%; Commercialization, 2%.

Anscott Industries, Inc. which was established in 1960 is currently a leading manufacturer servicing the laundry and dry cleaning industry. The Company manufactures chemicals and filter equipment that clean clothes professionally. Anscott's technology arm is the exclusive licensee of Raytheon Systems Company (formally HUGHES AIRCRAFT) for the DryWash Process. The Dry Wash Process has been sub-licensed to eight of the industries largest chemical, machine and carbon dioxide manufacturers. The Company sells its products and services to over 7,000 professional cleaners today. More service coverage and technology will more than double Anscott's customer base to fourteen (14,000) thousand within two (2) years.

The Company has recently acquired the rights to a method of non-hazardous dry cleaning called the "DryWash Cleaning Process". DryWash replaces "PERC", a probable carcinogen and hazardous material by utilizing liquid carbon dioxide and aerospace technology. DryWash has revolutionized the commercial dry cleaning industry by providing a low cost alternative without toxic chemicals such as perchloroethylene (perc) or petroleum.

The Company manages four specific areas of business, they are:

CALED CHEMICAL, established 1953, is a leading manufacturer of traditional cleaning products. The products for existing cleaning methods include a full line of brand name detergents, spotting agents and XPel Fabric Protection. Caled has developed specially formulated additives for DryWash technology. Unilever Corporation and Raytheon has been working closely with Caled and currently hold over twenty (20) worldwide patents for cleaning with carbon dioxide.

HYPUR EQUIPMENT, established 1971, currently manufacturers filter equipment for existing dry cleaning machines. In the near future, HyPur will extend its product offering to provide the HyPur Laundry and Dry Cleaning package, which incorporates the DryWash Fluid Management System. This system will be marketed to 47,000 cleaners throughout the United States and Canada. The new non-hazardous process called "DryWash" will replace the dangerous chlorinated chemicals currently used today. DryWash will eventually replace the costly water cleaning process currently used in today's industrial and commercial laundries.

GLOBAL TECHNOLOGIES, established 1995, acquires military technology, converts it for industry use. The company generates revenue through transfer and royalty fees. Combining the industry expertise of ANSCOTT with the wide reach of ITOCHU, Global Technologies has been able to bring DryWash Process to the laundry and cleaning industry in record time.

Exclusive rights for the DryWash Process were purchased by Global Technologies in 1996. As a master licensee, Global Technologies has sub-licensed the technology to some of the industries largest chemical, machine and carbon dioxide manufacturers.


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TECH SERVICES,  is a self-standing  field service division that has 22 technical service representatives. Tech Services is the only national service network that serves professional dry cleaners and laundries. It currently represents three product lines and is in the process of adding additional line needing technical service at the field level.

Tech Services has recently allocated $250,000 for the construction of a promotional site for new technology. The promotional site will be used to showcase different pieces of equipment that will be produced using the DryWash process. The site is located less than 30 min. from New York City and will also act as a training facility for distributors on a worldwide basis:


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired

Financial statements of the Company will be filed by an amendment to this Report within 60 days after this Report must be filed.

(b) Pro forma financial information

Pro forma financial information will be furnished with the aforementioned amendment.

(c) Exhibits

NUMBER   EXHIBIT
------   -------

10 Stock Purchase Agreement and Share Exchange dated as of April 15, 2003 by and among Liquidix, Inc. and Anscott Industries, Inc.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ANSCOTT INDUSTRIES, INC.


                                        By:  /s/ Jack Belluscio
                                           -----------------------------------
                                                 Jack Belluscio
                                                 President

April 29, 2003

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